UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 10, 2016, PulteGroup, Inc. (the “Company”) entered into the Second Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 18, 2010 (the “Original Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent, as amended by that certain First Amendment to Amended and Restated Section 382 Rights Agreement, dated March 14, 2013 (the “First Amendment” and, together with the Original Rights Agreement, the “Section 382 Rights Agreement”). The Second Amendment to the Section 382 Rights Agreement, which was unanimously approved by the Company’s board of directors, extends the expiration date of the Section 382 Rights Agreement from June 1, 2016 to June 1, 2019 (subject to other earlier termination events, including if shareholder approval of the Second Amendment to the Section 382 Rights Agreement has not been obtained by June 1, 2016).
The Original Rights Agreement is described in and included as an exhibit to the Company’s Current Report on Form 8-K filed March 23, 2010, and the First Amendment is described in and included as an exhibit to the Company’s Current Report on Form 8-K filed March 15, 2013. The Second Amendment to the Section 382 Rights Plan is filed as Exhibit 4.1 hereto and is incorporated by reference herein.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

4.1	Second Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 10, 2016, between PulteGroup, Inc. and Computershare Trust Company, N.A., as rights agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	March 10, 2016	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary